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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         FedFirst Financial Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)



        United States                                   25-1828028
        -------------                                   ----------
(state of incorporation or organization)    (I.R.S. Employer Identification No.)


Donner at Sixth Street, Monessen, Pennsylvania           15062
----------------------------------------------           -----
(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act: None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[  ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ X ]

      Securities Act registration statement file number to which this form relates: 333-121405.

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of class)





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The class of securities to be registered hereunder is common stock, $0.01 par value per share (the "Common Stock"), of FedFirst Financial Corporation (the "Registrant"). The description of the Common Stock set forth under the caption "Description of FedFirst Financial Corporation Capital Stock" in the Prospectus included in the Registration Statement on Form SB-2 (File No. 333-121405) filed with the Securities and Exchange Commission by the Registrant on December 17, 2004, together with the description set forth under such caption included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933) and in the form of any final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) or included in any post- effective amendment to the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, is incorporated herein by reference.


ITEM 2.  EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Amended and Restated Charter

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (File No. 333-121405).

            (b)   Amended and Restated Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2 (File No. 333-121405).

            (c)   Plan of Stock Issuance

                  Incorporated by reference to Exhibit 10.1 to Registrant's Registration Statement on Form SB-2 (File No. 333-121405).

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form SB-2 (File No. 333- 121405).



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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              FEDFIRST FINANCIAL CORPORATION
                              ------------------------------
                              (Registrant)


                              Date: February 8, 2005
                                    -------------------------------------


                              By:   /s/ Peter D. Griffith
                                    -------------------------------------
                                    Peter D. Griffith
                                    President and Chief Executive Officer